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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 29, 2001


                          SECURITY BIOMETRICS, INC.
            (Exact name of registrant as specified in its charter)


                   Nevada               0-30711         98-0209119
        (State or Other Jurisdiction  (Commission     (IRS Employer
              of Incorporation)       File Number)  Identification No.)

         1410-1030 West Georgia Street Vancouver BC Canada   V6E 2Y3
             (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (604) 609-7749
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Item 2.  Acquisition or Disposition of Assets.

         On June 29, 2001, Security Biometrics, Inc. ("Registrant") acquired all of the outstanding membership interests of NetFace LLC, a Connecticut limited liability company ("NetFace"), in exchange for an aggregate of 20,000,000 shares of the Registrant's common stock, par value $.001 per share. NetFace holds an option to acquire an exclusive worldwide perpetual, royalty-free license to exploit the gesture recognition technology developed by DSI Datotech Systems, Inc. ("Datotech") for video games and Internet/television. The exercise price of the option is $5,000,000, plus a 20% Class B Membership Interest in NetFace. NetFace has paid DSI Datotech Systems, Inc. $200,000 of the exercise price, with the balance payable by December 4, 2002. Gerard Munera, formerly the manager and a member of NetFace, has become a director of the Registrant.

         Prior to the acquisition, there were no material relationships between NetFace and Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statement of Business Acquired.

         In accordance with Item 7(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 7(a)(1) within sixty days after the filing of this Report.

         (b)      Pro Forma Financial Information.

         In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 7(b) within sixty days after the filing of this Report.

         (c)      Exhibits.

                  2.1 Exchange Agreement, by and between Security Biometrics, Inc and NetFace LLC, dated June 20, 2001
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            SECURITY BIOMETRICS, INC.
                            (Registrant)

Date: JuLY 13, 2001        By:  /s/   Wayne Taylor
                               -------------------------------
                                     Wayne Taylor
                                     Chief Financial Officer